EXHIBIT 99.1

Acquired Brands of Ultimark Products, Inc. and Subsidiary

Financial Statements

and

Independent Auditors’ Report

As of and for the Years Ended December 31, 2015 and 2014

and

Unaudited Financial Statements

As of June 30, 2016

and for the Six Months Ended June 30, 2016 and 2015

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders

Scott’s Liquid Gold - Inc.

Denver, Colorado

We have audited the accompanying financial statements of the Acquired Brands of Ultimark Products, Inc. and Subsidiary, which are comprised of the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in parent company investment, and cash flows for the years then ended, and the related notes to the financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Brands of Ultimark Products, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/  EKS&H LLLP

September 13, 2016

Denver, Colorado

PART I

ITEM 1.	FINANCIAL STATEMENTS.

Statements of Operations

Acquired Brands of Ultimark Products, Inc. and Subsidiary

	Six Months Ended June 30,		Years Ended December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
Net sales	$3,404,100	$3,433,000	$7,257,800	$7,222,900
Operating costs and expenses
Cost of sales	2,245,700	2,249,000	4,521,300	4,661,900
Selling expenses	258,600	361,600	785,100	552,300
General and administrative expenses	538,100	502,600	1,036,200	1,196,000
Depreciation and amortization	1,900	5,100	13,800	379,100
Transaction fees	709,300	0	12,600	0
Total operating costs and expenses	3,753,600	3,118,300	6,369,000	6,789,300
Net operating (loss) income	(349,500)	314,700	888,800	433,600
Other income (expense)
Interest expense	(326,900)	(327,700)	(658,100)	(790,500)
Other income (expense)	49,500	1,700	(600)	(40,500)
Total other (expense)	(277,400)	(326,000)	(658,700)	(831,000)
Net (loss) income	$(626,900)	$(11,300)	$230,100	$(397,400)

See accompanying notes to these Financial Statements.

Balance Sheets

Acquired Brands of Ultimark Products, Inc. and Subsidiary

		December 31,
	June 30, 2016	2015	2014
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$823,700	$525,500	$297,400
Accounts receivable, net	927,900	877,500	897,700
Inventories, net	399,700	1,018,600	981,400
Prepaid expenses	53,000	27,900	47,400
Due from related party	146,500	206,100	350,100
Total current assets	2,350,800	2,655,600	2,574,000
Property and equipment, net	3,600	5,500	19,300
Other assets:
Intangible assets, net	4,641,000	4,641,000	4,641,000
Goodwill	431,000	431,000	431,000
Total other assets	5,072,000	5,072,000	5,072,000
Total assets	$7,426,400	$7,733,100	$7,665,300
Liabilities and Parent Company Investment
Current liabilities:
Line of credit	1,067,800	1,067,800	1,092,300
Accounts payable	439,800	468,200	621,400
Accrued expenses	988,700	682,500	280,500
Current portion of long-term debt	117,100	117,100	117,100
Total current liabilities	2,613,400	2,335,600	2,111,300
Long-term liabilities:
Long-term debt, net	6,188,300	6,233,900	6,326,700
Total long-term liabilities	6,188,300	6,233,900	6,326,700
Total liabilities	8,801,700	8,569,500	8,438,000
Parent company investment:
Parent company net investment in Acquired Brands of Ultimark Products, Inc. and Subsidiary	(1,375,300)	(836,400)	(772,700)
Total liabilities and parent company investment	$7,426,400	$7,733,100	$7,665,300

See accompanying notes to these Financial Statements.

Statement of Changes in Parent Company Investment

Acquired Brands of Ultimark Products, Inc. and Subsidiary

Parent Company Investment in Acquired Brands of Ultimark Products, Inc. and Subsidiary

Balance – December 31, 2013	$(697,600)
Net contribution from parent company	322,300
Net loss	(397,400)
Balance – December 31, 2014	(772,700)
Net distribution to parent company	(293,800)
Net income	230,100
Balance – December 31, 2015	(836,400)
Net contribution from parent company (Unaudited)	88,000
Net loss (Unaudited)	(626,900)
Balance – June 30, 2016 (Unaudited)	$(1,375,300)

See accompanying notes to these Financial Statements.

Statements of Cash Flows

Acquired Brands of Ultimark Products, Inc. and Subsidiary

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net (loss) income	$(626,900)	$(11,300)	$230,100	$(397,400)
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Depreciation and amortization	1,900	5,100	13,800	379,100
Amortization of debt issuance costs	13,500	14,800	29,500	7,400
Change in operating assets and liabilities:
Accounts receivable	(50,400)	(46,700)	20,200	36,900
Inventory	618,900	211,900	(37,200)	(164,700)
Prepaid expenses	(25,100)	(37,800)	19,500	38,600
Due from related party	59,600	177,300	144,000	(37,300)
Accounts payable and accrued expenses	277,800	(77,100)	248,800	(128,400)
Net cash provided by (used for) operating activities	269,300	236,200	668,700	(265,800)
Cash flows from financing activities
Debt issuance costs	0	0	0	(147,900)
Repayments under line of credit	0	0	(24,500)	(2,441,200)
Borrowings under line of credit	0	0	0	1,421,500
Principal payments on long-term debt	(59,100)	(58,300)	(122,300)	(31,200)
Proceeds from long-term debt	0	0	0	823,000
Net contribution (distribution) from/to parent	88,000	(298,700)	(293,800)	322,300
Net cash provided by (used for) financing activities	28,900	(357,000)	(440,600)	(53,500)
Net increase (decrease) in cash and cash equivalents	298,200	(120,800)	228,100	(319,300)
Cash and cash equivalents, beginning of period	525,500	297,400	297,400	616,700
Cash and cash equivalents, end of period	$823,700	$176,600	$525,500	$297,400
Supplemental disclosures:
Cash paid during the period for interest	$457,600	$174,400	$489,100	$776,600

See accompanying notes to these Financial Statements.

Notes to Financial Statements

Acquired Brands of Ultimark Products, Inc. and Subsidiary

(Information as of June 30, 2016 and for the periods ended June 30, 2016 and 2015 is Unaudited)

Note 1.	Basis of Presentation

The accompanying financial statements are for the portion of the business of Ultimark Products, Inc. and Subsidiary (“Ultimark”) related to the assets acquired on June 30, 2016 by Neoteric Cosmetics, Inc. (“Neoteric”), a wholly owned subsidiary of Scott’s Liquid Gold-Inc. (“Scott’s”).  Neoteric acquired all intellectual property assets and certain related assets owned by Ultimark as well as inventory of finished goods owned by Ultimark used in connection with the manufacture, sale and distribution of the Prell®, Denorex® and Zincon® brands of hair and scalp care products (the “Acquired Brands”).  These financial statements reflect the historical operations prior to the effect of the transaction noted above.

The accompanying financial statements are derived from Ultimark’s financial statements and accounting records as Ultimark did not prepare separate financial statements for the portion of the business related to the Acquired Brands of Ultimark. The accompanying financial statements present the statements of financial position of the Acquired Brands of Ultimark, and the statement of operations and cash flows of the Acquired Brands of Ultimark were prepared solely for inclusion in a Form 8-K/A of Scott’s for purposes of complying with the rules and regulations of the Securities and Exchange Commission. These statements include only those assets related to the operations of the Acquired Brands of Ultimark and exclude all other assets, liabilities and operations of Ultimark. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) using allocations and estimates where data is not maintained on a specific basis within the accounting records of Ultimark. Allocations were based primarily on the percentage of sales related to the Acquired Brands of Ultimark as compared to the sales for Ultimark’s other brands, adjusted when needed based on facts and circumstances where a more specific allocation was deemed appropriate. Due to the significant amount of allocations and estimates used to prepare these financial statements, they may not reflect the financial position, cash flows or results of operations of the Acquired Brands of Ultimark in the future or what their operations, cash flows and financial positions would have been had the Acquired Brands of Ultimark been operated on a stand-alone basis during the periods presented. Transactions between Ultimark and the Acquired Brands of Ultimark are reflected in the accompanying financial statements as a net contribution or distribution to/from parent as a component of parent company investment.

Note 2.	Summary of Significant Accounting Policies
(a)	Use of Estimates

Preparing the financial statements of the Acquired Brands of Ultimark in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Cash Equivalents

For purposes of the statements of cash flows, all highly liquid investments with an initial maturity of three months or less are considered to be cash equivalents.

(c)	Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to operations and a credit to allowance for doubtful accounts based on its assessment of the current status of individual accounts. For the period ended June 30, 2016 and years ended December 31, 2015 and 2014 approximately $42,000, $39,600 and $47,000, respectively, had been reserved for as a reduction of accounts receivable.

Accounts receivable are due primarily from drug chains and mass merchandisers. Accounts receivable are carried at their original invoice amount less an estimate for discounts and returns based on contractual agreements and historical experience. Management determines whether an allowance for doubtful receivables is needed by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Accounts receivable are considered past due if any portion of the receivables balance is outstanding for more than 30 days beyond the contractual due date. Interest is not charged on past due accounts.

(d)	Inventories

Inventories consists of finished goods. Inventories are stated at the lower of cost or market, with cost determined by the average cost method. A reserve is established for any specific products deemed obsolete, damaged and expired.

Inventories were comprised of the following at:

	As of June 30,	As of December 31,
	2016	2015	2014
Finished goods	$399,700	$1,033,000	$989,100
Less: allowance for obsolescence	0	(14,400)	(7,700)
Total inventory, net of allowance	$399,700	$1,018,600	$981,400

(e)	Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gains or losses are included in operations. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets, ranging from three to ten years. Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the respective lease or the estimated useful life of the improvement.

	As of June 30, 2016
	Cost	Accumulated Depreciation	Net Property and Equipment
Machinery and equipment	$17,800	$16,500	$1,300
Computer equipment	35,000	32,700	2,300
Total property and equipment	$52,800	$49,200	$3,600

	As of December 31, 2015
	Cost	Accumulated Depreciation	Net Property and Equipment
Machinery and equipment	$17,800	$12,800	$5,000
Computer equipment	35,000	34,500	500
Total property and equipment	$52,800	$47,300	$5,500

	As of December 31, 2014
	Cost	Accumulated Depreciation	Net Property and Equipment
Leasehold improvements	$34,500	$24,100	10,400
Machinery and equipment	17,800	11,300	$6,500
Computer equipment	35,000	32,600	2,400
Total property and equipment	$87,300	$68,000	$19,300

Depreciation expense for the years ended December 31, 2015 and 2014 was $13,800 and $3,800, respectively. Depreciation expense for the periods ended June 30, 2016 and 2015 was $1,900 and $5,100, respectively.

(f)	Goodwill and Identifiable Intangible Assets

Goodwill and identifiable intangible assets arose from the acquisition of substantially all of the assets relating to certain personal care product lines of Medtech Products Inc. and The Denorex Company in October 2009. Goodwill represents the excess of the purchase price over the amounts assigned to assets acquired, including the identifiable intangible assets. The identifiable intangible assets represent customer relationships and trade names acquired in the transactions.

Customer relationships are presented at cost, net of accumulated amortization, and are amortized on a straight-line basis over their estimated useful lives of five years. Definite-lived intangibles are tested for impairment if events or changes in circumstances indicate that the asset may be impaired.

Amounts assigned to goodwill and other indefinite-lived intangible assets are based on internal estimates. Goodwill and certain trade names are not amortized due to their indefinite lives. Identifiable intangibles are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There has been no impairment loss recognized during the periods ended June 30, 2016 and 2015, and the years ended December 31, 2015 or 2014.

		As of June 30, 2016
	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Intangible assets:
Customer relationships	5	$2,279,000	$2,279,000	$0
Trade name, Prell/Denorex	Indefinite	4,641,000	0	4,641,000
		$6,920,000	$2,279,000	4,641,000
Goodwill				431,000
Total intangible assets				$5,072,000

		As of December 31, 2015
	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Intangible assets:
Customer relationships	5	$2,279,000	$2,279,000	$0
Trade name, Prell/Denorex	Indefinite	4,641,000	0	4,641,000
		$6,920,000	$2,279,000	4,641,000
Goodwill				431,000
Total intangible assets				$5,072,000

		As of December 31, 2014
	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Intangible assets:
Customer relationships	5	$2,279,000	$2,279,000	$0
Trade name, Prell/Denorex	Indefinite	4,641,000	0	4,641,000
		$6,920,000	$2,279,000	4,641,000
Goodwill				431,000
Total intangible assets				$5,072,000

For the years ended December 31, 2015 and 2014 amortization expense was $0 and $375,300, respectively and $0 for the periods ended June 30, 2016 and 2015.

(g)	Income Taxes

Upon conversion to a C Corporation on November 1, 2014, Ultimark became a taxable entity. Prior to incorporation, no provision was made for income taxes because earnings and losses were included in the personal tax returns of the members. At the date of incorporation a deferred tax asset was provided for the cumulative excess of amortization for financial statement reporting over tax reporting, with an offsetting valuation allowance. After incorporation, provision has been made for the tax effects of transactions reported in the financial statements relating to the difference between the basis of certain assets for financial and income tax reporting.

The asset and liability method of accounting is used for income taxes. Deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences that currently exist between the tax basis and financial reporting basis of Ultimark’s assets and liabilities. This method also requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The valuation allowance is equal to the tax benefit of the net operating loss carry forward and estimated future net operating loss temporary differences not currently available for use. Loss carry forwards are due to expire in tax years 2035 and 2034. Ultimark believes there is not sufficient evidence that future taxable income will be adequate to permit the realization of future tax deductions embedded in this asset.

Deferred tax assets and liabilities are measured using the enacted tax rates in the respective jurisdictions in which Ultimark operates. Income tax expense includes the tax payable for the period and the change during the period in deferred tax assets and liabilities. Any interest or penalties incurred related to income taxes are expensed as incurred and treated as a permanent difference for tax purposes.

Ultimark files income tax returns in the U.S. federal jurisdiction as well as various states and local jurisdictions. For federal tax purposes, the 2013 and subsequent tax years remain open and subject to examination by tax authorities under the normal three year statute of limitations. For state and local tax purposes, the 2012 and subsequent tax years remain open and subject to examination by the tax authorities under various statutes of limitations, with some states keeping their statute open for as long as six years in certain circumstances.

Ultimark follows the accounting guidance regarding accounting for uncertainty in income taxes. Ultimark has not identified any uncertain tax positions and therefore no amounts have been accrued at June 30, 2016 and December 31, 2015 and 2014.

(h)	Foreign Currency Transaction Gains and Losses

Transactions in foreign currencies are recorded at the exchange rate in effect at the transaction date. Gains or losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables during the period, are recognized in other income (expense). The aggregate transaction (loss) or gain was ($6,200) and ($38,700) for the years ended December 31, 2015 and 2014, respectively and $1,300 and $0 for the periods ended June 30, 2016 and 2015, respectively.

(i)	Revenue Recognition

Ultimark recognizes revenue when title of the goods sold passes to the customer. Sales returns and discounts are netted against sales revenue.

(j)	Shipping and Handling Costs

Freight costs are included in cost of sales and were $449,400 and $461,900 for the years ended December 31, 2015 and 2014, respectively and $225,800 and $231,500 for the periods ended June 30, 2016 and 2015, respectively.

(k)	Advertising Costs

Advertising costs are expensed as they are incurred. Advertising expense for the years ended December 31, 2015 and 2014 was $334,700 and $36,800, respectively and $52,000 and $168,000 for the periods ended June 30, 2016 and 2015, respectively.

(l)	Debt Issuance Costs

Debt issuance costs are capitalized and amortized as interest expense on a basis which approximates the effective interest method over the term of the related debt. As discussed in Note 2(m), as of January 1, 2014, the Acquired Brands of Ultimark adopted ASU No. 2015-03, ASU No. 2015-03, “Interest — Imputation of Interest (Subtopic 835-30) — Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”), and reflected debt issuance costs as a direct deduction from the carrying amount of the related debt for all periods presented.

(m)	Recently Issued Accounting Standards

In April 2015, the FASB issued ASU No. 2015-03, which provides guidance on simplifying the presentation of debt issuance costs, requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. In August 2015, the FASB issued ASU No, 2015-15, “Interest – Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements — Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting” (“ASU 2015-15”), which further clarifies ASU 2015-03 as it relates to presentation and subsequent measurement of debt issuance costs related to line-of-credit arrangements. ASU 2015-15 allows an entity deferring and presenting debt issuance costs related to line-of-credit arrangements as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. Both ASU 2015-03 and ASU 2015-15 require retrospective adoption and are effective for financial statement periods beginning after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted. The Acquired Brands of Ultimark adopted ASU 2015-03 and ASU 2015-15 as of January 1, 2014. The adoption did not have a material effect on the financial statements.

Note 3.	Long-Term Debt and Line-of-Credit

On September 23, 2014, Ultimark entered into a revolving line of credit agreement with a financial institution establishing a borrowing limit of $2,500,000, which expires September 22, 2016. Interest is charged at the one-month LIBOR plus 2.5%. At June 30, 2016 the rate was 3.0%. The collateral for this line of credit consists of a first priority security interest in and lien on all of Ultimark’s tangible and intangible assets and any other usual and customary collateral. The agreement provides that the line of credit is subject to a borrowing base of 85% of accounts receivable plus 50% of eligible inventory.

On September 23, 2014, Ultimark entered into a term loan agreement (“Term Loan”) with a financial institution borrowing $1,000,000, due September 22, 2019 with monthly installments of principal in the amount of $11,905 plus interest at a rate of the financial institutions five-year cost of funds plus 2.75%. At June 30, 2016 this rate was 4.71%. The loan is collateralized by all assets of Ultimark. The Term Loan is subject to certain restrictive financial covenants.

Ultimark has entered into unsecured subordinated promissory notes to various stockholders and other investors due June 22, 2020. Interest only payments are due quarterly at a rate of 10%.

A letter of credit has been made available to Ultimark, which shall not exceed $500,000 at any one time. Each letter of credit issued under the revolving line of credit, which remains undrawn, will reduce the amount available to be borrowed by Ultimark under the revolving line of credit. A fee of 2% per annum of the face amount of each letter of credit issued by the financial institution will be payable quarterly and at the expiration or termination of the letter of credit. Ultimark had not drawn any letters of credit as of June 30, 2016, December 31, 2015 or 2014.

Long-term debt of the Acquired Brands of Ultimark consisted of the following at June 30, 2016 and December 31, 2015 and 2014:

	June 30,	December 31,
	2016	2015	2014
Term Loan.	$614,900	$674,000	$796,300
Unsecured subordinated promissory notes to various stockholders and other investors	5,788,000	5,788,000	5,788,000
Total long-term debt	6,402,900	6,462,000	6,584,300
Less current portion	(117,100)	(117,100)	(117,100)
Less debt unamortized debt issuance costs	(97,500)	(111,000)	(140,500)
Long-term debt, net	$6,188,300	$6,233,900	$6,326,700

Maturities of long-term debt and line-of-credit are as follows as of June 30, 2016:

2016 (remainder)	$1,126,400
2017	117,100
2018	117,100
2019	322,100
2020	5,788,000
7,470,700
Less unamortized debt issuance costs	(97,500)
Total	$7,373,200

Debt issuance costs are amortized using the effective interest method.

Note 4. Income Taxes

Deferred income taxes are based on estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes given the provision of enacted tax laws. The net deferred tax assets and liabilities as of the June 30, 2016 and December 31, 2015 and 2014 are comprised of the following:

	June 30,	December 31,
	2016	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$856,100	$399,100	$254,000
Accounts receivable	11,300	16,400	19,500
Inventories	0	98,600	3,200
Accumulated amortization for tax purposes	0	0	124,800
Total deferred taxes	867,400	514,100	401,500
Deferred tax liability:
Accumulated depreciation for tax purposes	0	0	(4,800)
Accumulated amortization for tax purposes	(55,800)	(168,100)	0
Total deferred tax liabilities	(55,800)	(168,100)	(4,800)
Net deferred tax assets, before allowance	811,600	346,000	396,700
Valuation allowance	(811,600)	(346,000)	(396,700)
Net deferred tax asset	$0	$0	$0

At June 30, 2016 there were state and federal income tax net operating loss carryforwards of approximately $2,068,900 that were allocated to the Acquired Brands of Ultimark.

Note 5. Related Party Transactions

Ultimark is charged a management fee for media and advertising consulting services provided by a related party entity that is 100% owned by the majority stockholder of Ultimark. During the years ended December 31, 2015 and 2014, the Acquired Brands of Ultimark incurred, net of amounts reimbursed, $406,500 and $551,100, respectively, and $309,000 and $200,000 for the periods ended June 30, 2016 and 2015, respectively, for services provided and are included as a management fee in general and administrative expenses on the statements of operations. As of June 30, 2016 and December 31, 2015 and 2014, amounts due from this related entity were $46,800, $46,800 and $4,500, respectively.

Office rent payments are made to a related party entity that is 100% owned by the majority stockholder of Ultimark. The Acquired Brands of Ultimark incurred $31,100 and $38,900 for related party rent and occupancy expenses during the years ended December 31, 2015 and 2014, respectively and $16,500 and $16,900 for the periods ended June 30, 2016 and 2015, respectively.

Sales agency and distribution services are provided by an entity which is owned and controlled by one of Ultimark’s stockholders. This entity invoices and remits collections, net of its fees, to Ultimark. Fees for services are based on net sales and collections. For the years ended December 31, 2015 and 2014, selling and distribution expense include related party fees of $446,000, and $445,400, respectively and $202,800 and $191,300 for the periods ended June 30, 2016 and 2015, respectively. As of June 30, 2016 and December 31, 2015 and 2014, the Acquired Brands of Ultimark were due $99,700, $150,900 and $345,600, respectively, from this entity for unremitted collections, net of fees.

Note 6. Concentrations of Credit Risk

All highly liquid instruments purchased with an original maturity of three months or less are considered to be cash equivalents. As of June 30, 2016, and periodically throughout the year, balances in various operating accounts were maintained in excess of federally insured limits.

Ultimark provides credit in the normal course of business to customers. Ultimark performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which, when realized, have been within the range of management’s expectations. Ultimark does not require collateral with regard to extending credit to customers.

Two customers represented approximately $1,962,600 and $1,941,800 of net sales or 48.9% and 48.5% of net sales for the periods ended June 30, 2016 and 2015, respectively. The amounts due from these customers as of June 30, 2016 was approximately $505,000.

One customer represented approximately $3,329,000 of net sales or 41.2% of net sales for the year ended December 31, 2015. The amounts due from these customers as of December 31, 2015 was approximately $304,100.

Two customers represented approximately $3,813,800 of net sales or 46.2% of net sales for the year ended December 31, 2014. The amounts due from these customers as of December 31, 2014 was approximately $399,800.

Note 7. Subsequent Events

All subsequent events have been evaluated through the auditors' report date, which is the date the financial statements were available for issuance. There were no material subsequent events that required recognition or additional disclosure in these financial statements.